                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549


                      ----------------------------------


                                   FORM 8-K

                                CURRENT REPORT


                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  December 13, 1994
                                                        -----------------




                        TOYOTA MOTOR CREDIT CORPORATION
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)





      California                    1-9961                   95-3775816
  -------------------          ----------------          -------------------
    (State or other              (Commission               (IRS Employer
    jurisdiction of              File Number)            Identification No.)
    incorporation)





         19001 South Western Avenue
           Torrance, California                                   90509
  ----------------------------------------                    --------------
  (Address of principal executive offices)                      (Zip Code)





      Registrant's telephone number, including area code:  (310) 787-1310
                                                           --------------

Item 5.  Other Events.
         -------------

The consolidated results of operations for Toyota Motor Credit Corporation (the "Company") for the fiscal year ended September 30, 1994 are as follows. Net income was $175 million for fiscal year 1994 as compared to $158 million for the previous fiscal year.

Total assets were $14.7 billion at September 30, 1994 compared to $11.2 billion at September 30, 1993. Total earning assets (consisting of finance receivables, net and investments in operating leases, net) were
$14.0 billion   at    September   30,   1994   versus       $10.3 billion   at
September 30, 1993. Total notes and loans payable, including the effect of foreign currency translations at spot rates in effect at the balance sheet date, were $11.8 billion and $8.8 billion at September 30, 1994 and 1993, respectively. Total shareholder's equity was $1.5 billion at September 30, 1994 and $1.2 billion at September 30, 1993.

The number of retail financing and retail leasing accounts outstanding at September 30, 1994, including the sold accounts that the Company continues to service, was approximately 970,000.

Fiscal years 1994 and 1993 financial results follow:

                                                 Years ended September 30,
                                                 -------------------------
                                                  1994               1993
                                                 ------             ------
Financing Revenues:

   Retail financing........................      $  413             $  468
   Leasing.................................       1,230                747
   Wholesale and other dealer financing....          86                 80
                                                 ------             ------

Total financing revenues...................       1,729              1,295

   Interest expense........................         486                454
   Depreciation on operating leases........         735                381
                                                 ------             ------
Net financing revenues.....................         508                460

Other revenues.............................          95                 77
                                                 ------             ------

Net Financing Revenues and Other Revenues..         603                537
                                                 ------             ------
Expenses:

   Operating and administrative............         232                228
   Provision for credit losses.............          78                 54
                                                 ------             ------
Total Expenses.............................         310                282
                                                 ------             ------
Income before income taxes.................         293                255

Provision for income taxes.................         118                 97
                                                 ------             ------
Net Income.................................      $  175             $  158
                                                 ======             ======

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
                                  SIGNATURES
                                  ----------


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                           TOYOTA MOTOR CREDIT CORPORATION



Date:  December 13, 1994                   By       /S/WOLFGANG JAHN
                                             -------------------------------
                                                       WOLFGANG JAHN
                                                    Group Vice President
                                                (principal executive officer)



































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